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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-76620; and Form S-8 Nos. 333-85916, 333-63308,
333-52142, 333-80325, 333-37129) of our report dated July 26, 2002 (except for
Note 15 as to which the date is August 29, 2002), with respect to the consolidated financial statements of ProBusiness Services, Inc. included in the Annual Report (Form 10-K/A) for the year ended June 30, 2002.

                                                     /s/ Ernst & Young LLP


Walnut Creek, California
September 30, 2002